100 22nd Avenue Brookings, SD 57006 (t) 605.696.7200 (f) 605.696.7250

Exhibit 99.1

FOR IMMEDIATE RELEASE

VeraSun Energy Completes Merger with US BioEnergy

Following Shareholder Approval

Brookings, S.D., March 31, 2008 – VeraSun Energy Corp. (NYSE: VSE) today announced that it closed the merger with US BioEnergy Corp. (NASDAQ: USBE) after the transaction was approved by a majority vote of shareholders of both companies. The merger will be effective as of April 1, 2008.

“We are pleased to complete the merger with US BioEnergy and we are well on our way to integrating our companies,” said VeraSun CEO Don Endres. “We look forward to realizing the synergies of our combined business as we expect to reach 16 biorefineries and an operating capacity of more than 1.6 billion gallons by the end of 2008. The size and scale that results from this merger will allow us to become more relevant to our customers in the petroleum industry and continue to position VeraSun as a premier platform company in the renewable fuels industry.”

Under the merger agreement, each outstanding share of US BioEnergy common stock will be converted into 0.810 shares of VeraSun common stock, representing a premium of approximately 11 percent based on Nov. 23, 2007, closing prices. The existing VeraSun shares will remain outstanding and will represent approximately 59 percent of the shares outstanding after the merger. VeraSun common stock will continue to trade on the NYSE under the symbol “VSE”.

With the completion of the merger, VeraSun owns and operates 10 ethanol production facilities with an annual capacity of 980 million gallons per year (MMGY). Seven other facilities are currently under construction or development. By the end of 2008, the company expects to have 16 production facilities in operation with a capacity of approximately 1.64 billion gallons, making VeraSun the largest ethanol producer in the United States.

About VeraSun Energy Corporation

VeraSun Energy Corporation (NYSE: VSE), headquartered in Brookings, S.D., is a leading producer of renewable fuel. Founded in 2001, the company has 980 million gallons per year (MMGY) of ethanol production capacity through 10 operating facilities. Seven facilities are currently either under construction or development with a combined capacity of 770 MMGY. Upon completion of the new facilities, VeraSun Energy will have an annual production capacity of approximately 1.75 billion gallons. The company announced it started construction at its Aurora facility to extract oil from dried distillers grains, a co-product of the ethanol process, for use in biodiesel production.

VeraSun markets E85, a blend of 85 percent ethanol and 15 percent gasoline for use in Flexible Fuel Vehicles (FFVs), directly to fuel retailers under the brand VE85™. VeraSun Energy now has approximately 150 VE85™ retail locations under contract in more than fifteen states and Washington, D.C. For more information, please visit VeraSun Energy’s websites at www.verasun.com or www.VE85.com.

Forward-Looking Statements:

Certain statements in this release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, anticipations, beliefs, plans, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the volatility and uncertainty of corn, natural gas, ethanol and unleaded gasoline prices; the results of our merger with US BioEnergy; our ability to develop an oil extraction business; the results of our recently acquired facilities; the results of our hedging transactions and other risk mitigation strategies; operational disruptions at our facilities; our ability to implement our expansion strategy as planned or at all; our ability to locate and integrate potential future acquisitions; development of infrastructure related to the sale and distribution of ethanol; our limited operating history; excess production capacity in our industry; our ability to compete effectively in our industry; our ability to implement a marketing and sales network for our ethanol; changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices; environmental, health and safety laws, regulations and liabilities; our reliance on key management personnel; future technological advances; limitations and restrictions contained in the instruments and agreements governing our indebtedness; our ability to raise additional capital and secure additional financing; and costs of construction and equipment, as more fully described in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2007.

VeraSun Contacts:

Investors:

Patty Dickerson

605-696-7236

pdickerson@verasun.com

Media:

Mike Lockrem

605-696-7527

mlockrem@verasun.com